CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of the following Delaware statutory trusts (the "Vanguard Funds"):

Vanguard Wellington Fund
Vanguard Windsor Funds, a series fund consisting of:
Vanguard Windsor Fund
Vanguard Windsor II Fund
Vanguard World Fund, a series fund consisting of:
Vanguard U.S. Growth Portfolio
Vanguard International Growth Portfolio
Vanguard Explorer Fund
Vanguard Morgan Growth Fund
Vanguard Wellesley Income Fund
Vanguard Fixed Income Securities Funds, a series fund consisting of:
GNMA Portfolio
High Yield Corporate Portfolio
Intermediate Term U.S. Treasury Portfolio
Intermediate Term Corporate Portfolio
Long Term U.S. Treasury Portfolio
Long Term Corporate Portfolio
Short Term Corporate Portfolio
Short Term Federal Portfolio
Short Term U.S. Treasury Portfolio
Vanguard Money Market Reserves, a series fund consisting of:
Prime Portfolio
Federal Portfolio
Vanguard Municipal Bond Funds, a series fund consisting of:
Money Market Portfolio
Short-Term Portfolio
Intermediate Term Portfolio
Long-Term Portfolio
High Yield Portfolio
Insured Long-Term Portfolio
Limited Term Portfolio
Vanguard Preferred Stock Fund
Vanguard STAR Fund
STAR Portfolio
Income Portfolio
Conservative Growth Portfolio
Moderate Growth Portfolio
Growth Portfolio
Vanguard Total International Portfolio
Vanguard Index Trust, a series fund consisting of:
Extended Market Portfolio
Growth Portfolio
500 Portfolio
Total Stock Market Portfolio
Value Portfolio
Small Capitalization Stock Portfolio
Vanguard Trustees’ Equity Fund, a series fund consisting of:
U.S. Portfolio
International Portfolio
Vanguard Specialized Portfolios, a series fund consisting of:
Energy Portfolio

Gold & Precious Metals Portfolio
Health Care Portfolio
Utilities Income Portfolio
REIT Index Portfolio
Vanguard PRIMECAP Fund
Vanguard California Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long-Term Portfolio
Insured Intermediate Term Portfolio
Vanguard New York Insured Tax-Free Fund
Vanguard Pennsylvania Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long-Term Portfolio
Vanguard Convertible Securities Fund
Vanguard Quantitative Portfolios
Vanguard Bond Market Fund
Total Bond Market Portfolio
Short-Term Bond Portfolio
Intermediate Term Bond Portfolio
Long-Term Bond Portfolio
Vanguard Equity Income Fund
Vanguard Balanced Index Fund
Vanguard Florida Tax Free Fund
Vanguard Admiral Funds, a series fund consisting of:
Admiral Intermediate Term U.S. Treasury Portfolio
Admiral Long-Term U.S. Treasury Portfolio
Admiral Short-Term U.S. Treasury Portfolio
Admiral U.S. Treasury Money Market Portfolio
Vanguard New Jersey Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long Term Portfolio
Vanguard Asset Allocation Fund
Vanguard Ohio Tax-Free Fund, a series fund consisting of
Money Market Portfolio
Insured Long-Term Portfolio
Vanguard Variable Insurance Fund, a series fund consisting of
Money Market Portfolio
High Grade Bond Portfolio
Equity Index Portfolio
Equity Income Portfolio
Balanced Portfolio
International Portfolio
Growth Portfolio
High Yield Portfolio
Small Company Growth Portfolio
Vanguard Institutional Index Fund
Vanguard International Equity Index Fund,a series fund consisting of
Emerging Markets Portfolio
European Portfolio
Pacific Portfolio
Vanguard Tax-Managed Fund,a series fund consisting of
Growth and Income Portfolio
Capital Appreciation Portfolio

Balanced Portfolio
Vanguard Horizon Fund,a series fund consisting of
Aggressive Growth Portfolio
Capital Opportunity Portfolio
Global Asset Allocation Portfolio
Global Equity Portfolio
Vanguard Whitehall Funds,a series fund consisting of
Vanguard Selected Value Portfolio
Vanguard Treasury Fund,a series fund consisting of
Vanguard Treasury Money Market Portfolio

that I am the duly elected and qualified Assistant Secretary of the Vanguard Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Vanguard Funds at meetings of the Board of Trustees of each of the Vanguard Funds duly held on June 20, 1997, and that such resolutions have not been amended or rescinded and are now in full force and effect:

RESOLVED, That the action taken by the Fund's officers in entering into a $200 million blanket brokers (fidelity) bond insurance policy with ICI Mutual Insurance Company covering the Vanguard Funds, The Vanguard Group, Inc., and other Vanguard companies as named insureds, under the terms presented to this meeting, be, and it is hereby approved and ratified; and that the proper officers of the Fund are hereby authorized and directed to do all acts and things necessary to carry such fidelity insurance coverage into effect;

FURTHER RESOLVED, That having given due consideration to the value of the aggregate assets of the Vanguard Funds and the other named insureds to which any coverage person has access, the terms of the custody arrangements and the nature of the securities held by the Vanguard Funds and the other named insureds, it is herby determined that the blanket brokers' (fidelity) bond in the amount of $200 million covering employees of the Vanguard Funds, The Vanguard Group, Inc., and its subsidiary companies, is reasonable in amount, and that the same be approved by each of the Vanguard Funds as its fidelity bond required by Rule 17g-1 of the Investment Company Act of 1940,

FURTHER RESOLVED, That the method of allocating the premium expense of said fidelity bond among the named insureds, as presented to this meeting, be, and it is hereby approved; and that the proper officers of the Vanguard Funds are hereby authorized to make all premium payments in accordance with such method of allocation;

FURTHER RESOLVED, That the proper officers of the Vanguard Funds are hereby authorized to execute the necessary documents and to do such other acts in connection with the foregoing as they deem appropriate; and that Raymond J. Klapinsky, Secretary of each of the Vanguard Funds, is hereby authorized to give such notice to the Securities and Exchange Commission relating to the fidelity bond as may be required by Rule 17g-1 (g) of the Investment Company Act of 1940; and

FURTHER RESOLVED, That the Agreement dated as of June 1, 1997, required by Rule 17g-1 of the lnvestment Company Act of 1940 and outlining the procedures to be followed by all parties named as joint insureds under the fidelity bond in allocating recoveries of claims made under such bond, in the form presented to this meeting, be, and it is hereby approved.

IN WITNESS WHEREOF, I have executed this Certification as of this 29th day of May 2007.

/s/ Arthur S. Gabinet.
Arthur S. Gabinet.
Assistant Secretary